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                     RESTATED CERTIFICATE OF INCORPORATION

                                      OF

                               CATERPILLAR INC.


        Caterpillar Inc., a corporation organized and existing under the laws of the State of Delaware, hereby certifies as follows:

        1. The name of the corporation is Caterpillar Inc. The date of filing its original Certificate of Incorporation with the Secretary of State was March 12, 1986.

        2. This Restated Certificate of Incorporation only restates and integrates and does not further amend the provisions of the Certificate of Incorporation of this corporation as heretofore amended or supplemented and there is no discrepancy between those provisions and the provisions of this Restated Certificate of Incorporation.

        3. The text of the Certificate of Incorporation as amended or supplemented heretofore is hereby restated without further amendments or changes to read as herein set forth in full:

        FIRST:  The name of this corporation is Caterpillar Inc.

        SECOND: The address of the registered office of the corporation in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle, and the name of its registered agent at that address is The Corporation Trust Company.

        THIRD: The purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

        FOURTH: (a) The corporation is authorized to issue two classes of shares to be designated, respectively, "common stock" and "preferred stock." The total number of such shares shall be four hundred fifty five million (455,000,000), all of which shares shall have a par value of $1.00 per share. The total number of shares of common stock authorized to be issued shall be four hundred fifty million (450,000,000) and the total number of shares of preferred stock authorized to be issued shall be five million (5,000,000).

        (b) The shares of preferred stock may be issued from time to time in one or more series. The Board of Directors is hereby authorized to establish from time to time by resolution or resolutions the number of shares to be included in each such series, and to fix the designation, powers, preferences and rights of the shares of each such series and the qualifications, limitations or restrictions thereof, including but not limited to the fixing or alteration of the dividend rights, dividend rate or rates, conversion rights, voting rights, rights and terms of redemption (including sinking fund provisions), the redemption price or prices, and the liquidation preferences of any wholly unissued series of shares of preferred stock, and the number of shares constituting any such series and the designation thereof, or any or all of them; and to increase or decrease the number of shares of any series subsequent to the issue of shares of that series, but not below the number of shares of such series then outstanding. In case the number of shares of any series shall be so decreased, the shares constituting such decrease shall resume the status which they had prior to the adoption of the resolution originally fixing the number of shares of such series.

        FIFTH: In furtherance and not in limitation of the powers conferred by statute, the Board of Directors shall have power to make, alter, amend and repeal the bylaws (except so far as the bylaws adopted by the stockholders shall otherwise provide). Any bylaws made by the Board of Directors under the powers conferred hereby may be altered, amended or repealed by the Board of Directors or by the stockholders. Notwithstanding the foregoing and anything contained in this Certificate of Incorporation to the contrary, Sections 1(b)(ii), 1(c) and 3(e) of Article II, and Section 1 of Article III of the bylaws shall not be altered, amended or repealed, and no provisions inconsistent therewith shall be adopted, without the affirmative vote of the holders of not less than seventy-five percent (75%) of the outstanding stock of the corporation entitled to vote generally in the election of directors, voting together as a single class (it being understood that for the purposes of this Article FIFTH, each share shall have one vote except as otherwise provided in accordance with Article FOURTH).

        SIXTH: (a) The number of directors which shall constitute the whole Board of Directors of this corporation shall be as specified in the bylaws of the corporation, subject to the provisions of Article FIFTH herein and this Article SIXTH.

        (b)  The Board of Directors shall be and is divided into three classes:
Class I, Class II and Class III, which shall be as nearly equal in number as possible. Each director shall serve for a term ending on the date of the third annual meeting of stockholders following the annual meeting at which the director was elected, provided, however, that each initial director in Class I shall hold office until the annual meeting of stockholders in 1987; each initial director in Class II shall hold office until the annual meeting of stockholders in 1988; and each initial director in Class III shall hold office until the annual meeting of stockholders in 1989. Notwithstanding the foregoing provisions of this Article, each director shall serve until his successor is duly elected and qualified or until his death, resignation or removal.

        (c) In the event of any increase or decrease in the authorized number of directors, the newly created or eliminated directorships resulting from such increase or decrease shall be apportioned by the Board of Directors among the three classes of directors so as to maintain such classes as nearly equal as possible. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.

        (d) Newly created directorships resulting from any increase in the number of directors and any vacancies on the Board of Directors resulting from death, resignation, disqualification, removal or other cause shall be filled by the affirmative vote of a majority of the remaining directors then in office (and not by stockholders), even though less than a quorum of the Board of Directors. Any director elected in accordance with the preceding sentence shall hold office for the remainder of the full term of the class of directors in which the new directorship was created or the vacancy occurred and until such director's successor shall have been elected and qualified.

        (e) Any director may be removed from office without cause but only by the affirmative vote of the holders of not less than seventy-five percent (75%) of the outstanding stock of the corporation entitled to vote generally in the election of directors, voting together as a single class (it being understood that for the purpose of this Article SIXTH, each share shall have one vote except as otherwise provided in accordance with Article FOURTH).

        (f) Notwithstanding the foregoing, whenever the holders of any one or more classes or series of stock issued by this corporation having a preference over the common stock as to dividends or upon liquidation, shall have the right, voting separately by class or series, to elect directors at an annual or special meeting of stockholders, the election, term of office, filling of vacancies, terms of removal and other features of such directorships shall be governed by the terms of Article FOURTH and the resolution or resolutions establishing such class or series adopted pursuant thereto and such directors so elected shall not be divided into classes pursuant to this Article SIXTH unless expressly provided by such terms.

        SEVENTH: (a) Any action required or permitted to be taken by the stockholders of the corporation must be effected at a duly called annual or special meeting of such holders and may not be effected by any consent in writing by such holders.

        (b) Special meetings of the stockholders of this corporation for any purpose or purposes may be called at any time by the Chairman of the Board or the President, or by the Board of Directors pursuant to a resolution approved by a majority of the entire Board of Directors, but such special meetings may not be called by any other person or persons.

        (c) Advance notice of stockholder nominations for the election of directors shall be given in the manner provided in the bylaws of this corporation.

        (d) Election of directors need not be by written ballot unless the bylaws of this corporation shall so provide.
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        EIGHTH:  The corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute and this Certificate of Incorporation, and all rights conferred on stockholders herein are granted subject to this reservation. Notwithstanding the foregoing, the affirmative vote of not less than seventy-five percent (75%) of the total voting power of all outstanding shares of stock in this corporation entitled to vote generally in the election of directors voting together as a single class (it being understood that for the purposes of this Article EIGHTH, each share shall have one vote except as otherwise provided in accordance with Article FOURTH) shall be required to alter, amend or repeal, or adopt any provisions inconsistent with the provisions set forth in Articles FIFTH, SIXTH, SEVENTH, and this Article EIGHTH.

        NINTH: No director shall be personally liable to the corporation or any stockholders for monetary damages for breach of fiduciary duty as a director, except for any matter in respect of which such director shall be liable under
Section 174 of Title 8 of the Delaware Code (relating to the Delaware General Corporation Law) or any amendment thereto or any successor provision thereto or shall be liable by reason that, in addition to any and all other requirements for such liability, such director (i) shall have breached the duty of loyalty to the corporation of its stockholders, (ii) shall not have acted in good faith, or, in failing to act, shall not have acted in good faith, (iii) shall have acted in a manner involving intentional misconduct or a knowing violation of law or, in failing to act, shall have acted in a manner involving intentional misconduct or a knowing violation of law, or (iv) shall have derived an improper personal benefit. Neither the amendment nor repeal of this Article NINTH, nor the adoption of any provision of the Certificate of Incorporation inconsistent with this Article NINTH, shall eliminate or reduce the effect of this Article NINTH in respect of any matter occurring, or any cause of action, suit or claim that, but for this Article NINTH would accrue or arise, prior to such amendment, repeal or adoption of an inconsistent provision.

        4. This Restated Certificate of Incorporation was duly adopted by unanimous written consent of the stockholders in accordance with Section 245 of the General Corporation Law of the State of Delaware.

        IN WITNESS WHEREOF, said Caterpillar Inc. has caused this certificate to be signed by Donald V. Fites, its Chairman of the Board of Directors, and attested by R. Rennie Atterbury III, its Secretary, this 15th day of February, 1995.


                                                    CATERPILLAR INC.


                                                    By /s/ Donald V. Fites
                                                       ----------------------
                                                           Donald V. Fites
                                                        Chairman of the Board
ATTEST:


By  /s/ R. Rennie Atterbury III
   -------------------------------
       R. Rennie Atterbury III
              Secretary